Exhibit 99.1

Thomas Properties Group, Inc.
Supplemental Financial Information
For the Quarter Ended March 31, 2013

Thomas Properties Group, Inc.
Supplemental Financial Information
For the Quarter Ended March 31, 2013
This supplemental financial information, together with other statements and information publicly disseminated by Thomas Properties Group, Inc., contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements reflect management’s current views with respect to financial results related to future events. Such statements are also based on assumptions and expectations which may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial or otherwise, may differ from the results discussed in the forward-looking statements. Management does not undertake any obligation to update information provided in forward-looking statements other than regularly scheduled releases of information. A discussion of some of the factors that may affect our future results is set forth under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in our annual reports on Form 10-K and our quarterly reports on Form 10-Q, which are filed with the Securities and Exchange Commission.

Thomas Properties Group, Inc.
Supplemental Financial Information
COMPANY BACKGROUND
Thomas Properties Group, Inc. (“TPGI”) is a full-service real estate operating company that owns, acquires, develops and manages primarily office, as well as mixed-use and residential properties on a nationwide basis. Our company’s primary areas of focus are the acquisition and ownership of interests in premier properties, property development and redevelopment, and investment and property management activities.
Our Property Portfolio
Our properties are located in Southern California and Sacramento, California; Philadelphia, Pennsylvania; Northern Virginia; Houston, Texas; and Austin, Texas. As of March 31, 2013, we owned interests in and asset managed 14 operating properties with 9.8 million rentable square feet and provided leasing, asset and/or property management services on behalf of third parties for an additional five operating properties with 2.6 million rentable square feet.
Our Partnerships and Joint Ventures
Our sponsorship of partnerships and joint ventures provides us with institutional capital for investment as well as the opportunity to earn fees for asset management, property management, leasing and other services.
TPG/CalSTRS, LLC (“TPG/CalSTRS”) is a value-add/core-plus joint venture with the California State Teachers’ Retirement System (“CalSTRS”), which has total capital commitments of $511.7 million of which $2.9 million and $10.9 million is currently unfunded by CalSTRS and us, respectively. This joint venture, in which our operating partnership, Thomas Properties Group, L.P. (“TPG”), is the managing member, currently owns six office properties.
TPG/CalSTRS Austin, LLC is a joint venture between TPG Austin Partner, LLC and CalSTRS, in which each partner owns 50.0%. TPG Austin Partner, LLC, the managing member, is a joint venture between our operating partnership, TPG, and Madison International Realty ("Madison"), which have ownership interests of 66.7% and 33.3%, respectively. As of March 31, 2013, TPG/CalSTRS Austin, LLC owns five properties in Austin, Texas. TPG's effective ownership interest in the Austin properties is 33.3%.
Estimated Net Asset Value Workbook (NAV Workbook)
Along with this Supplemental Financial Information, we are making available a Net Asset Value (NAV) Workbook to facilitate a calculation of an estimated NAV per share for TPGI. The NAV Workbook (in the form of a Microsoft Excel file) can be found on our website, www.tpgre.com, in the Supplemental Financial Information section of the Investor Relations tab. The NAV Workbook presents information from this Supplemental Financial Information, and allows the insertion of capitalization rates and multiples which are used to calculate an estimated NAV for specific portions of our business. The resulting values and a calculation of NAV per share are then summarized in the NAV Workbook.
Recent Events
In January and March 2013, TPG completed the sale of certain land parcels totaling 17.5 acres and 27.9 acres, respectively, at Four Points Centre in Austin, Texas, for $4.9 million and $6.4 million, respectively. TPG received net proceeds from these two transactions of $1.1 million (after a $3.7 million paydown of the Four Points Centre mortgage debt) and $2.7 million (after a $3.1 million pay down of the loan), respectively.

In March 2013, TPG/CalSTRS Austin, LLC, completed the sale of Westech 360, Park Centre and Great Hills Plaza, in suburban Austin, Texas. The properties were unencumbered by debt. The sales price for the properties was $76.0 million, which after closing adjustments and prorations, resulted in net proceeds to TPG/CalSTRS Austin, LLC of $73.1 million. Thomas Properties Group’s share of the net proceeds of $24.4 million was received subsequent to March 31, 2013.

On March 8, 2013, we entered into a loan agreement with a lender for a new mortgage on Two Commerce Square in the amount of $112.0 million. The loan has a fixed interest rate of 3.96% for a ten year term. The loan replaced the existing mortgage on the property that had an outstanding balance of $106.5 million, a scheduled maturity date of May 9, 2013, and was open to prepayment without penalty on and after March 8, 2013.

Thomas Properties Group, Inc.
Supplemental Financial Information
OPERATING AND FINANCIAL INFORMATION
Financial Measures
This supplemental financial information includes certain financial measures prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) under the full consolidation accounting method, and certain non- GAAP financial measures. We believe the non-GAAP financial measures provide supplemental information helpful to an understanding of our results of operations and financial condition. Along with net income, we use After Tax Cash Flow (“ATCF”), to report operating results. ATCF is a non-GAAP financial measure and may not be directly comparable to similarly-titled measures reported by other companies. Although this financial measure is not presented in accordance with GAAP, we believe this measure assists investors in understanding our business and operating results by providing useful supplemental data regarding the underlying economics of our business operations because operating results presented under GAAP may include items that are nonrecurring or not necessarily relevant to ongoing operations, or are difficult to forecast for future periods. Management uses non-GAAP financial measures to review our company’s operating results for comparative purposes with respect to previous periods or forecasts, and also to evaluate future prospects. Our investors can also use non-GAAP financial measures as supplementary information to evaluate operating performance. Our non-GAAP financial measures are not intended to be performance measures that should be regarded as alternatives to, or more meaningful than, our GAAP financial measures. Non-GAAP financial measures have limitations as they do not include all items of income and expense that affect our operations, and accordingly should always be considered as supplemental to our financial results presented in accordance with GAAP. See page 7 for a discussion of ATCF and a reconciliation of ATCF to net income (loss).
Unconsolidated Real Estate Entities Statements of Operations and Unconsolidated Real Estate Entities Balance Sheets
We have made investments in which our economic ownership is less than 100% as a means of procuring additional investment opportunities and sharing risk. A significant amount of our business activity has been conducted through our unconsolidated investments. Included in this supplemental financial information are combined statements of operations and combined balance sheets for our unconsolidated real estate entities. We believe this information is useful to investors as this provides information regarding the operations and financial position of the unconsolidated investments. We present the results of our unconsolidated investments at 100% and at our proportionate share of ownership. Our management considers the performance of our unconsolidated investments as a contributing factor to our operating performance for purposes of financial planning and making operating decisions. We believe this presentation of the performance of our unconsolidated investments is helpful to investors in understanding and evaluating our current operating performance as well as for purposes of period-to-period comparisons. See pages 5 - 6 of this supplemental financial information.

Thomas Properties Group, Inc. Supplemental Financial Information CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except share and per share data) (unaudited)

	Three months ended
	March 31,
	2013	2012
Revenues:
Rental	$7,389	$7,846
Tenant reimbursements	5,576	5,421
Parking and other	1,380	740
Investment advisory, management, leasing and development services	892	931
Investment advisory, management, leasing and development services- unconsolidated real estate entities	3,104	4,102
Reimbursement of property personnel costs	1,130	1,511
Condominium sales	4,398	919
Total revenues	23,869	21,470
Expenses:
Property operating and maintenance	6,618	6,264
Real estate and other taxes	1,995	1,920
Investment advisory, management, leasing and development services	1,920	2,994
Reimbursable property personnel costs	1,130	1,511
Cost of condominium sales	3,638	672
Interest	3,941	4,238
Depreciation and amortization	4,192	3,510
General and administrative	7,927	4,239
Impairment loss	753	—
Total expenses	32,114	25,348
Interest income	23	5
Equity in net income (loss) of unconsolidated real estate entities	(2,756)	(22)
Gain (loss) on sale of real estate	(700)	—
Income (loss) before income taxes and noncontrolling interests	(11,678)	(3,895)
Benefit (provision) for income taxes	(22)	(43)
Net income (loss)	(11,700)	(3,938)
Noncontrolling interests' share of net (income) loss:
Unitholders in the Operating Partnership	2,422	1,041
Partners in consolidated real estate entities	309	(223)
	2,731	818
TPGI's share of net income (loss)	$(8,969)	$(3,120)
Income (loss) per share-basic and diluted	$(0.20)	$(0.09)
Weighted average common shares-basic and diluted	45,826,728	36,737,276

Thomas Properties Group, Inc. Supplemental Financial Information CONSOLIDATED BALANCE SHEETS (in thousands)

	March 31, 2013	December 31, 2012		March 31, 2013	December 31, 2012
	(unaudited)	(audited)		(unaudited)	(audited)
ASSETS			LIABILITIES AND EQUITY
Investments in real estate:			Liabilities:
Operating properties, net	$270,353	$268,324	Mortgage loans	$263,304	$259,995
Land improvements—development properties, net	6,298	6,403	Accounts payable and other liabilities, net	23,290	20,195
Investments in real estate, net	276,651	274,727	Unrecognized tax benefits	8,027	8,027
			Losses and distributions in excess of investments in unconsolidated real estate entities
Condominium units held for sale	34,620	37,891		10,878	10,084
Investments in unconsolidated real estate entities	107,374	106,210	Prepaid rent	2,651	1,784
Cash and cash equivalents, unrestricted	86,873	76,689	Deferred revenue	11,194	10,566
Restricted cash	4,696	11,611	Below market rents, net	116	124
Rents and other receivables, net	2,024	1,825	Obligations associated with land held for sale	14,500	21,380
Receivables from unconsolidated real estate entities	2,393	2,347	Total liabilities	333,960	332,155
Deferred rents	19,394	18,994
Deferred leasing and loan costs, net	10,900	10,716	Equity:
Above market rents, net	141	191	Stockholders’ equity:
Deferred tax asset, net of valuation allowance	8,027	8,027	Common stock	463	461
Other assets, net	7,218	2,004	Limited voting stock	123	123
Assets associated with land held for sale	47,651	59,760	Additional paid-in capital	259,415	258,780
Total assets	$607,962	$610,992	Retained deficit and dividends	(93,535)	(83,635)
			Total stockholders’ equity	166,466	175,729
			Noncontrolling interests:
			Unitholders in the Operating Partnership	41,658	44,154
			Partners in consolidated real estate entities	65,878	58,954
			Total noncontrolling interests	107,536	103,108
			Total equity	274,002	278,837
			Total liabilities and equity	$607,962	$610,992

Thomas Properties Group, Inc.
Supplemental Financial Information
UNCONSOLIDATED REAL ESTATE ENTITIES STATEMENTS OF OPERATIONS
(in thousands)
(unaudited)
The following are the combined statements of operations of our unconsolidated real estate entities for the three and three months ended March 31, 2013 and 2012, and TPGI's share of such amounts.

	Combined Total		TPGI's Share
	Three months ended		Three months ended
	March 31,		March 31,
	2013	2012	2013	2012
Revenues:
Rental	$37,580	$37,763	$8,593	$5,049
Tenant reimbursements	19,669	19,879	4,428	2,337
Parking and other	8,468	7,392	1,704	838
Total revenues	65,717	65,034	14,725	8,224
Expenses:
Property operating and maintenance	24,232	25,603	4,461	3,068
Real estate and other taxes	8,470	7,972	2,275	1,048
Interest	20,323	25,242	4,961	2,576
Depreciation and amortization	23,398	21,845	5,447	2,357
Total expenses	76,423	80,662	17,144	9,049
Income (loss) from continuing operations	(10,706)	(15,628)	(2,419)	(825)
Gain (loss) on disposition of real estate	(6)	—	(1)	—
Discontinued operations:
Net income (loss) from discontinued operations before gains on disposition of real estate and gain on extinguishment of debt and impairment loss	392	733	176	145
Gain (loss) on disposition of real estate	1,301	(38)	434	658
Income (loss) from discontinued operations	1,693	695	610	803
Net income (loss)	$(9,019)	$(14,933)	$(1,810)	$(22)
Noncontrolling interests' share of TPG Austin Partner, LLC			(946)	—
TPGI's share of equity in net income (loss) of unconsolidated real estate entities			$(2,756)	$(22)

Thomas Properties Group, Inc.
Supplemental Financial Information
UNCONSOLIDATED REAL ESTATE ENTITIES BALANCE SHEETS
(in thousands)
(unaudited)
The following are the combined balance sheets of our unconsolidated real estate entities as of March 31, 2013 and December 31, 2012, and TPGI's share of such amounts.

	Combined Total		TPGI's Share
	March 31,	December 31,	March 31,	December 31,
	2013	2012	2013	2012
ASSETS
Investments in real estate, net	$1,487,739	$1,497,828	$344,710	$346,538
Cash and cash equivalents, unrestricted	100,921	28,629	29,585	5,994
Restricted cash	11,550	16,797	3,145	5,172
Rents and other receivables, net	3,341	2,877	881	458
Above market rents, net	973	1,048	324	349
Deferred rents	64,973	63,614	9,567	7,642
Deferred leasing and loan costs, net	122,037	128,623	30,550	34,046
Other assets	4,857	4,855	867	800
Assets associated with discontinued operations	365	74,957	112	25,506
Total assets	$1,796,756	$1,819,228	$419,741	$426,505

LIABILITIES AND EQUITY
Mortgage loans	$1,375,408	$1,376,343	$336,453	$336,702
Accounts and interest payable and other liabilities	46,619	62,036	9,086	13,912
Below market rents, net	29,912	32,075	9,332	9,995
Prepaid rent and deferred revenue	7,378	6,030	1,916	1,544
Liabilities associated with discontinued operations	506	4,735	106	1,488
Total liabilities	1,459,823	1,481,219	356,893	363,641
Equity	336,933	338,009	62,848	62,864
Total liabilities and equity	$1,796,756	$1,819,228	$419,741	$426,505

Thomas Properties Group, Inc.
Supplemental Financial Information
AFTER TAX CASH FLOW (ATCF) (NON-GAAP)
(in thousands, except share and per share data)
(unaudited)
We define ATCF as net income (loss) excluding the following items: i) deferred income tax expense (benefit); ii) noncontrolling interests; iii) non-cash charges for depreciation, amortization and asset impairment; iv) amortization of loan costs; v) non-cash compensation expense; vi) the adjustment to recognize rental revenues using the straight-line method; vii) the adjustments to rental revenue to reflect the fair market value of rent; and viii) gain from extinguishment of debt. Our management utilizes ATCF data in assessing performance of our business operations in period to period comparisons and for financial planning purposes. ATCF should be considered only as a supplement to net income as a measure of our performance. ATCF should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. ATCF also should not be used as a substitute for cash flow from operating activities (computed in accordance with GAAP).
Reconciliation of Net Income (Loss) to ATCF:

	For the three months ended March 31, 2013						For the three months ended March 31, 2012
		Plus Unconsolidated Investments at TPGI's Share		Less Non-Controlling Interests Share				Plus Unconsolidated Investments at TPGI's Share
	Consolidated	Continuing Operations	Discontinued Operations	Continuing Operations	Discontinued Operations	TPGI's Share	Consolidated	Continuing Operations	Discontinued Operations	TPGI's Share
Net income (loss)	$(8,969)	$—	$—	$—	$—	(8,969)	$(3,120)	$—	$—	$(3,120)
Income tax (benefit) provision	22	—	—	—	—	22	43	—	—	43
Noncontrolling interests - unitholders in the Operating Partnership	(2,422)	—	—	—	—	(2,422)	(1,041)	—	—	(1,041)
Depreciation and amortization	4,192	7,414	233	(1,967)	(86)	9,786	3,510	2,367	173	6,050
Amortization of loan costs	162	(55)	—	28	—	135	160	76	5	241
Non-cash compensation expense	953	—	—	—	—	953	648	—	—	648
Straight-line rent adjustments	327	(692)	(31)	221	10	(165)	(267)	(13)	(5)	(285)
Adjustments to reflect the fair market value of rent	41	(924)	12	286	(4)	(589)	8	(232)	(16)	(240)
Impairment loss	753	—	—	—	—	753	—	—	—	—
Loss (gain) on sale of real estate	700	(1)	—	—	—	699	—	—	—	—
ATCF before income taxes	$(4,241)	$5,742	$214	$(1,432)	$(80)	$203	$(59)	$2,198	$157	$2,296

TPGI's share of ATCF before income taxes (1)	$(3,337)	$4,518	$168	$(1,127)	$(62)	$160	$(44)	$1,642	$118	$1,716
TPGI's income tax benefit (expense) - current	(22)	—	—	—	—	(22)	(17)	—	—	(17)
TPGI's share of ATCF	$(3,359)	$4,518	$168	$(1,127)	$(62)	$138	$(61)	$1,642	$118	$1,699

ATCF per share - basic						$—				$0.05
ATCF per share - diluted						$—				$0.05
Dividends paid per share						$0.02				$0.015
Weighted average common shares outstanding - basic						45,826,728				36,737,276
Weighted average common shares outstanding - diluted						46,091,417				37,076,840

(1) Based on an interest in our operating partnership of 78.69% and 74.72% for the three months ended March 31, 2013 and 2012, respectively.

Thomas Properties Group, Inc.
Supplemental Financial Information
INVESTMENT ADVISORY, MANAGEMENT, LEASING AND DEVELOPMENT SERVICES
(in thousands)
(unaudited)

Three months ended March 31, 2013	Property Management Fees	Development Services Fees	Leasing Fees	Investment Advisory Fees	Total Fees
Source of revenues:
Consolidated real estate entities	$439	$116	$34	$68	$657
Unconsolidated real estate entities	1,937	166	1,044	1,251	4,398
Unaffiliated real estate entities	501	115	197	79	892
Total investment advisory, management, leasing and development services revenue	$2,877	$397	$1,275	$1,398	5,947
Investment advisory, management, leasing and development services expenses					(1,920)
Net investment advisory, management, leasing and development services income					$4,027

Reconciliation to GAAP presentation:
Total investment advisory, management, leasing and development services revenue					$5,947
Elimination of intercompany fee revenues					(1,951)
Investment advisory, management, leasing and development services revenue, as reported					$3,996

Three months ended March 31, 2012
Source of revenues:
Consolidated real estate entities	$436	$78	$65	$68	$647
Unconsolidated real estate entities	2,119	349	1,046	1,155	4,669
Unaffiliated real estate entities	480	60	311	80	931
Total investment advisory, management, leasing and development services revenue	$3,035	$487	$1,422	$1,303	6,247
Investment advisory, management, leasing and development services expenses					(2,994)
Net investment advisory, management, leasing and development services income					$3,253

Reconciliation to GAAP presentation:
Total investment advisory, management, leasing and development services revenue					$6,247
Elimination of intercompany fee revenues					(1,214)
Investment advisory, management, leasing and development services revenue, as reported					$5,033

Thomas Properties Group, Inc.
Supplemental Financial Information
PORTFOLIO DATA
Our Operating Properties

		As of March 31, 2013			TPGI's Share (1) (in thousands except square footage)
	Location	Rentable Square Feet (2)	Percent Leased	TPGI's Percentage Interest	Rentable Square Feet	Trailing Twelve Months Ended March 31, 2013 Adjusted Historical NOI - Cash Basis (3)	Current Annualized NOI (4)	Pro-Forma Annualized NOI at 95% Occupancy (5)	Currently Committed Leasing Capital Costs (6)	Estimated Incremental Leasing Capital Costs (6)	Net Current Assets	Encumbrances at March 31, 2013
Consolidated Operating Properties
One Commerce Square (7)	Philadelphia, PA	942,866	93.5%	75.0%	707,150	$13,779	$15,611	$15,857	$(1,974)	$(753)	$—	$142,680
Two Commerce Square (7)	Philadelphia, PA	953,276	81.6	75.0	714,957	12,335	10,879	13,184	(930)	(7,043)	—	122,939
Four Points Centre	Austin, TX	193,862	72.5	100.0	193,862	699	1,899	2,598	(435)	(2,403)	—	21,581	(8)
Subtotal Consolidated Operating Properties		2,090,004	86.1		1,615,969	26,813	28,389	31,639	(3,339)	(10,199)	—	287,200

Joint Venture Operating Properties
TPG/CalSTRS, Joint Venture:
City National Plaza	Los Angeles, CA	2,496,084	88.5	7.9	198,127	3,366	3,922	4,233	(872)	(908)	299	27,821
San Felipe Plaza	Houston, TX	980,472	85.8	25.0	245,118	3,228	3,357	3,830	(2,064)	(1,082)	(89)	27,500
CityWestPlace	Houston, TX	1,473,020	99.0	25.0	368,255	5,664	6,701	6,430	(338)	—	964	53,292
Fair Oaks Plaza	Fairfax, VA	179,688	84.9	25.0	44,922	707	686	772	—	(205)	(84)	11,075
Subtotal TPG/CalSTRS Joint Venture		5,129,264	90.9		856,422	12,965	14,666	15,265	(3,274)	(2,195)	1,090	119,688

TPG/CalSTRS Austin, Joint Venture:
Frost Bank Tower	Austin, TX	535,078	94.8	33.3	178,358	4,661	5,159	5,171	—	(25)	(660)	50,000
300 West 6th Street	Austin, TX	454,225	88.3	33.3	151,407	3,136	4,013	4,307	(402)	(658)	(928)	42,333
San Jacinto Center	Austin, TX	410,248	81.1	33.3	136,748	2,327	2,779	3,265	(15)	(1,143)	(362)	33,666
One Congress Plaza	Austin, TX	518,385	85.7	33.3	172,793	2,954	3,166	3,599	(185)	(1,011)	(777)	42,666
One American Center	Austin, TX	503,951	74.8	33.3	167,982	1,632	2,347	3,229	(387)	(2,036)	(1,885)	40,000
Subtotal TPG/CalSTRS Austin, Joint Venture		2,421,887	85.1		807,288	14,710	17,464	19,571	(989)	(4,873)	(4,612)	208,665
Total / Average		9,641,155	88.4%		3,279,679	$54,488	$60,519	$66,475	$(7,602)	$(17,267)	$(3,522)	$615,553

Properties Subject to Special Servicer Oversight (9):
Reflections I	Reston, VA	123,546	—%	25.0%	30,887							$5,121
Reflections II	Reston, VA	64,253	—	25.0	16,063							2,133
		187,799			46,950							$7,254
Footnotes on following page.

Thomas Properties Group, Inc.
Supplemental Financial Information
PORTFOLIO DATA - CONTINUED
Footnotes to Portfolio Data on previous page:

(1)
TPGI's share information set forth in the table on the previous page is calculated by multiplying the applicable data for each property by our percentage ownership of each property with certain exceptions for Commerce Square (see footnote 7 below).

(2)	For purposes of the table on the previous page, both on-site and off-site parking is excluded. Total portfolio square footage includes office properties and mixed-use space (including retail).

(3)	Adjusted historical net operating income (“NOI”) - cash basis represents the sum of (in thousands):

		Less	Plus	Trailing
	Twelve	Three	Three	Twelve
	Months Ended	Months Ended	Months Ended	Months Ended
	December 31, 2012	March 31, 2012	March 31, 2013	March 31, 2013
Rental, tenant reimbursements, and parking and other revenue	$54,922	$(14,007)	$14,345	$55,260
Property operating and maintenance expenses and real estate taxes	(31,860)	8,184	(8,613)	(32,289)
Consolidated Net Operating Income	23,062	(5,823)	5,732	22,971

Rental, tenant reimbursements, and parking and other revenue	41,424	(8,224)	14,725	47,925
Property operating and maintenance expenses and real estate taxes	(20,283)	4,116	(6,736)	(22,903)
TPGI's Share of Net Operating Income	21,141	(4,108)	7,989	25,022

Adjustments:
Straight line and other GAAP rent adjustments	(1,878)	525	(796)	(2,149)
Free rent granted and termination fees earned for the period	3,896	(691)	1,216	4,421
Net operating (income) loss from development and other properties	1,101	(509)	1,145	1,737
Net operating (income) loss from properties subject to special servicer oversight	89	60	67	216
Net operating income from sold properties	(1,200)	247	—	(953)
Elimination of intercompany revenues and expenses	(2,132)	547	(920)	(2,505)
Adjustment to revenues and operating expenses for change in ownership interest in Austin (a)	8,570	(2,842)	—	5,728
Adjusted Historical Net Operating Income - Cash Basis	$52,649	$(12,594)	$14,433	$54,488
(a) Adjusted Historical NOI reflects the Austin portfolio at 33.33%.

(4)
Current annualized net operating income represents the sum of i) TPGI's share of net operating income for the month of April 2013, annualized; and ii) the annual straight-line rent adjustment for existing leases which were in place as of March 31, 2013, calculated as if the leases began on March 31, 2013.

(5)
For properties that are less than 95% leased, pro-forma annualized net operating income represents the sum of i) current annualized net operating income, and ii) an upward adjustment to net operating income based on current market rent to achieve 95% occupancy. For properties that are more than 95% leased, pro-forma annualized net operating income represents the sum of i) current annualized net operating income, and ii) a downward adjustment to net operating income based on average in place rent to achieve 95% occupancy.

(6)
Currently committed leasing capital costs represent existing contractual obligations for tenant improvement and leasing commission costs for leases in place as of March 31, 2013. Estimated incremental leasing capital costs represents capital expenditures, including tenant improvements and leasing commissions, expected to be spent to achieve 95% occupancy.

(7)
Brandywine Realty Trust ("BDN") has a 25% preferred equity position in the partnerships that own Commerce Square. BDN had an obligation to contribute a total of $25.0 million in the form of preferred equity to the partnerships, which has been fully funded as of March 31, 2013. The preferred equity, which earns a preferred return of 9.25%, is being invested in a value-enhancement program designed to increase rental rates and occupancy at Commerce Square. Although TPGI's percentage interest has been reflected as 75%, the NOI amounts, leasing and capital cost amounts, and encumbrances are reflected at 100%, and the preferred equity balances and accrued preferred returns of $16.3 million and $10.9 million have been included in the encumbrances of One Commerce Square and Two Commerce Square, respectively.

(8)	An additional $2.2 million may be borrowed under this loan.

Thomas Properties Group, Inc.
Supplemental Financial Information
PORTFOLIO DATA - CONTINUED

(9)
The borrower under mortgage loans secured by these properties has not made any debt service payments since February 2013. The special servicer has issued notices of default, but has not taken any further action in response. TPG is in discussions with the special servicer about a potential restructuring of these loans. The borrowers are accruing interest on these loans at a default rate, which is 10.23% per annum for Reflections I and 10.22% per annum for Reflections II. TPG's equity investment balance in these unconsolidated properties is not material.

Thomas Properties Group, Inc.
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PORTFOLIO DATA - CONTINUED
Lease Expirations
The following table presents a summary of lease expirations for our portfolio for leases in place at March 31, 2013, plus available space. This table assumes that none of the tenants exercise renewal options or early termination rights, if any, at or prior to the scheduled expirations. Annualized net rent is based on the current net rent per leased square foot and excludes the effect of GAAP deferred rent adjustments and parking and other revenues.

TPGI's Share of Consolidated and Unconsolidated Properties' Lease Expirations
Year	Rentable Square Feet of Expiring Leases	Percentage of Aggregate Square Feet	Current Annualized Net Rent Per Leased Square Foot	Annualized Net Rent Per Leased Square Foot at Expiration
Vacant	465,767	14.0%	$—	$—
2013	178,984	5.4	17.91	18.06
2014	322,707	9.7	17.22	21.99
2015	413,610	12.4	17.77	25.17
2016	198,415	6.0	18.91	22.34
2017	352,493	10.6	16.61	23.24
2018	246,459	7.4	7.55	20.29
2019	117,192	3.5	20.68	25.78
2020	353,696	10.6	15.29	22.88
2021	267,843	8.1	16.97	22.00
2022	146,862	4.4	14.49	25.64
Thereafter	262,601	7.9	10.95	28.19
Total/Weighted Average	3,326,629	100.0%	$15.71	$23.26

Thomas Properties Group, Inc.
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PORTFOLIO DATA - CONTINUED
Lease Activity

	TPGI's Share
	For the Three Months Ended
	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012
Retention (square feet):
Retained tenants	12,743	67,564	59,147	63,226	10,401
Leases expired and terminated	91,020	108,250	101,973	106,563	24,709
Retention %	14.0%	62.4%	58.0%	59.3%	42.1%

All Leases Signed (square feet)	45,356	208,223	182,528	78,378	39,258
Weighted Average Lease Term (years):	5.6	7.4	7.6	7.8	6.4
Weighted Average Free Rent Term (months):	3.5	2.5	4.7	4.2	3.8
Total Capital Costs Committed (per square foot per lease year) (1):
New leases	$6.99	$5.85	$6.92	$5.16	$6.69
Renewals	$4.37	$3.42	$1.73	$2.47	$4.08
Combined	$6.34	$4.79	$6.20	$3.32	$6.06

Quarterly Leasing Spread (square feet):
New leases	25,543	78,469	61,488	17,333	23,260
Renewals	12,405	63,082	32,637	56,866	8,504
Total Leases Subject to Comparison (square feet)	37,948	141,551	94,125	74,199	31,764

New Leases/Expansions:
Expiring Cash Rental Rate	$20.31	$18.52	$21.38	$17.73	$16.97
Initial Cash Rental Rate	$20.83	$17.48	$20.21	$21.61	$18.60
Increase (decrease) %	2.6%	(5.6)%	(5.5)%	21.9%	9.6%

Expiring GAAP Rental Rate	$19.72	$17.05	$19.82	$16.66	$16.11
New GAAP Rental Rate	$21.36	$18.55	$21.84	$22.36	$21.28
Increase (decrease) %	8.3%	8.8%	10.2%	34.2%	32.1%

Renewals of Existing Leased Space:
Expiring Cash Rental Rate	$15.92	$15.64	$16.63	$14.91	$15.71
Initial Cash Rental Rate	$24.73	$18.52	$21.60	$15.36	$20.71
Increase (decrease) %	55.3%	18.4%	29.9%	3.0%	31.8%

Expiring GAAP Rental Rate	$15.72	$16.40	$15.75	$13.88	$14.15
New GAAP Rental Rate	$25.06	$23.46	$22.45	$16.61	$24.23
Increase (decrease) %	59.4%	43.0%	42.5%	19.7%	71.2%

Combined:
Expiring Cash Rental Rate	$18.88	$17.22	$19.71	$15.56	$16.64
Initial Cash Rental Rate	$22.10	$17.94	$20.69	$16.82	$19.17
Increase (decrease) %	17.1%	4.2%	5.0%	8.1%	15.2%

Expiring GAAP Rental Rate	$18.41	$16.75	$18.39	$14.52	$15.59
New GAAP Rental Rate	$22.57	$20.74	$22.05	$17.95	$22.07
Increase (decrease) %	22.6%	23.8%	19.9%	23.6%	41.6%
(1) Includes tenant improvements and leasing commissions.

Thomas Properties Group, Inc.
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PORTFOLIO DATA - CONTINUED
 ($ in thousands except for average amounts)
Our Development Properties

						Entitlements		TPGI's Share as of March 31, 2013
	Location	TPGI's Percentage Interest	Number of Acres		Potential Property Types	Square Feet	Status	Costs Incurred to Date (1)	Average Cost Per Square Foot		Loan Balance
Pre-Development
Campus El Segundo (2)	El Segundo, CA	100%	23.9		Office/ Retail/ R&D/ Hotel	1,700,000	Entitled	$44,367	$26.10		$14,500
Four Points Centre	Austin, TX	100	19.9	(3)	Office/ Retail/ R&D/ Hotel	480,000	Entitled	6,298	13.12		—
CityWestPlace land	Houston, TX	25	9.9		Office/ Retail/ Residential	500,000	Entitled	1,520	12.16	(4)	—
						2,680,000		$52,185	$21.17		$14,500

Condominium Units Held for Sale				As of March 31, 2013
	Location	TPGI's Percentage Interest (5)	Description	Number of Units Sold To Date	Total Square Feet Sold To Date	Average Sales Price Per Square Foot Sold To Date	Number of Units Remaining To Be Sold (6)	Total Square Feet Remaining To Be Sold	List Price Per Square Foot to Be Sold (7)	Book Carrying Value	Loan Balance
Murano	Philadelphia, PA	73%	43-story for-sale condominium project containing 302 units. Certificates of occupancy received for 100% of units	256	287,954	$521	46	63,371	$501 to $1,254	$34,620	$3,314

(1)	Inclusive of any capitalized interest and net of any impairment charges.

(2)
The 23.9 acres at Campus El Segundo are under contract to be sold, including a marketing center building and athletic facility naming rights. The amount reflected above under "costs incurred to date" excludes costs associated with the marketing center and naming rights. As of March 31, 2013 and December 31, 2012, Campus El Segundo is reflected in Assets associated with land held for sale on the consolidated balance sheets.

(3)
In January and March 2013, TPG completed the sale of certain land parcels totaling 17.5 acres and 27.9 acres, respectively, at Four Points Centre in Austin, Texas, for $4.9 million and $6.4 million, respectively. TPG received net proceeds from these transactions of $1.1 million (after a $3.7 million pay down of the Four Points Centre mortgage loan) and $2.7 million (after a $3.1 million pay down of the loan), respectively. As a result of these sales, there are 19.9 developable acres remaining.

(4)	Average cost per square foot on CityWestPlace land is based on total costs incurred to date of $6.1 million, including TPGI's share of $1.5 million.

(5)
We consolidate our Murano residential condominium project which we control. Our unaffiliated partner's interest is reflected in our consolidated balance sheets under the "Noncontrolling Interests" caption. Our partner has a stated ownership interest of 27%. After full repayment of the Murano mortgage loan, which has a balance of $3.3 million at March 31, 2013, net proceeds from the project will be distributed, to the extent available, based on an order of preferences described in the partnership agreement. The Company anticipates that we will receive distributions, if any, in excess of our stated 73% ownership interest according to these distribution preferences.

(6)
Of the 46 units remaining to sell as of March 31, 2013, 44 units are on high-rise floors with superior views. Subsequent to March 31, 2013, we closed the sales of two units and entered into a contract for the sale of one additional unit.

(7)	The average list price per square foot is $694.

Thomas Properties Group, Inc.
Supplemental Financial Information
PORTFOLIO DATA - CONTINUED

Our Managed Properties

We provide leasing, asset and/or property management services on behalf of third parties for the following properties:

Managed Properties	Location	Rentable Square Feet	Percent Leased	Managed by TPG since
800 South Hope Street	Los Angeles, CA	242,176	98.5%	2000
CalEPA Headquarters	Sacramento, CA	950,939	100.0	2000
1835 Market Street	Philadelphia, PA	686,503	84.0	2002
816 Congress (1)	Austin, TX	433,024	75.6	2011
Austin Centre (1)	Austin, TX	326,335	82.8	2011
Total/Weighted Average		2,638,977	89.6%

(1) Subsequent to March 31, 2013, this property was sold and is no longer managed by TPG.

Thomas Properties Group, Inc.
Supplemental Financial Information
DEBT SUMMARY
(in thousands)

	As of March 31, 2013
Mortgages Loans	Interest Rate	Principal Amount	TPGI's Share of Principal Amount	Maturity Date	Maturity Date at End of Extension Options
2013 Maturity Date at End of Extension Options
Murano mortgage loan (1)	4.00%	$3,314	$3,314	12/15/2013	12/15/2013
2014 Maturity Date at End of Extension Options
Campus El Segundo (2)	4.00%	14,500	14,500	10/31/2013	10/31/2014
2015 Maturity Date at End of Extension Options
Four Points Centre (3)	3.75%	21,581	21,581	7/31/2014	7/31/2015
2016 Maturity Date at End of Extension Options
City National Plaza - note payable to former partner	5.75%	500	40	1/4/2016	1/4/2016
One Commerce Square	5.67%	126,409	94,807	1/6/2016	1/6/2016
CityWestPlace (Buildings I & II)	6.16%	118,741	29,685	7/6/2016	7/6/2016
		245,650	124,532
2017 Maturity Date at End of Extension Options
Fair Oaks Plaza	5.52%	44,300	11,075	2/9/2017	2/9/2017
Frost Bank Tower	6.06%	150,000	50,000	6/11/2017	6/11/2017
One Congress Plaza	6.08%	128,000	42,666	6/11/2017	6/11/2017
300 West 6th Street	6.01%	127,000	42,333	6/11/2017	6/11/2017
One American Center	6.03%	120,000	40,000	6/11/2017	6/11/2017
San Jacinto Center	6.05%	101,000	33,666	6/11/2017	6/11/2017
		670,300	219,740
2018 and Thereafter- Maturity Date at End of Extension Options
San Felipe Plaza	4.78%	110,000	27,500	12/1/2018	12/1/2018
CityWestPlace (Buildings III & IV)	5.03%	94,428	23,607	3/5/2020	3/5/2020
City National Plaza - senior mortgage loan	5.90%	350,000	27,781	7/1/2020	7/1/2020
Two Commerce Square (4)	3.96%	112,000	84,000	4/5/2023	4/5/2023
		666,428	162,888
Total		$1,621,773	$546,555
Weighted average interest rate at March 31, 2013	5.64%

Loans on Properties Subject to Special Servicer Oversight (5):
Reflections I	5.23%	$20,484	$5,121	4/1/2015	4/1/2015
Reflections II	5.22%	8,533	2,133	4/1/2015	4/1/2015
Total properties subject to special servicer oversight		$29,017	$7,254
Footnotes on following page.

Thomas Properties Group, Inc.
Supplemental Financial Information
DEBT SUMMARY - CONTINUED

Footnotes to Debt Summary on previous page:

In connection with some of the loans listed in the Debt Summary, our operating partnership is subject to customary non-recourse carve out obligations, in the case of consolidated assets; and TPG/CalSTRS is subject to customary non-recourse carve out obligations in the case of certain joint venture assets.

(1)
The Murano loan bears interest at the one-month LIBOR plus 3.75% and matures on December 15, 2013. Repayment of this loan is being made with proceeds from the sales of condominium units. Based on two units that have settled subsequent to March 31, 2013, and one additional unit scheduled to settle in the second quarter of 2013, we expect the loan balance will be reduced to approximately $1.8 million.

(2)
The Campus El Segundo mortgage loan has an October 31, 2013 maturity date with one remaining twelve month extension. The loan is subject to a $2.5 million principal paydown on May 30, 2013. We are under contract to sell all 23.9 acres at Campus El Segundo. If the sale closes, the mortgage loan will be fully repaid at closing. We have guaranteed this loan.

(3)
The Four Points Centre loan bears interest at LIBOR plus 3.50%. As of March 31, 2013, the loan has an unfunded balance of $2.2 million which is available to fund any remaining project costs. The loan has a one-year extension option at our election subject to certain conditions. The option to extend is subject to (1) a loan-to-value ratio and a minimum appraised land ratio of 62.5%, and (2) the adjusted net operating income of the property and improvements as a percentage of the outstanding principal balance must be at least 10.0%. If these requirements are not met, we can pay down the principal balance in an amount sufficient to satisfy these requirements. The debt yield is calculated by dividing the net operating income of the property by the outstanding principal balance of the loan. Through March 31, 2013, the property has generated net operating losses.

Beginning in August, 2014, we are required to pay down the loan balance by $42,000 each month. We have guaranteed completion of the tenant improvements and 46.5% of the balance of the outstanding principal balance and interest payable on the loan, which results in a maximum guarantee of $10.0 million as of March 31, 2013. We have agreed to certain financial covenants on this loan as the guarantor, which we were in compliance with as of March 31, 2013.

During the three months ended March 31, 2013, we sold two land parcels at Four Points Centre, resulting in a $6.9 million paydown of the loan. The remaining collateral of fully entitled unimproved land adjacent to the office buildings is approximately 19.9 acres.

(4)
On March 8, 2013, we entered into a loan agreement with a lender for a new mortgage on Two Commerce Square in the amount of $112.0 million. The loan has a fixed interest rate of 3.96% for a ten year term. The loan replaced the existing mortgage on the property that had an outstanding balance of $106.5 million, and a scheduled maturity date of May 9, 2013. The new mortgage loan is subject to interest only payments through March 5, 2018, and thereafter, principal and interest payments are due based on a thirty-year amortization schedule. The loan may be defeased, and is subject to yield maintenance payments for any prepayments prior to the maturity date.

(5)
The borrower under mortgage loans secured by these properties has not made any debt service payments since February 2013. The special servicer has issued notices of default, but has not taken any further action in response. TPG is in discussions with the special servicer about a potential restructuring of these loans. The borrowers are accruing interest on these loans at a default rate, which is 10.23% per annum for Reflections I and 10.22% per annum for Reflections II. TPG's equity investment balance in these unconsolidated properties is not material.

Thomas Properties Group, Inc.
Supplemental Financial Information
CAPITAL STRUCTURE
(in thousands, except share data)
The following is the capital structure of TPGI as of March 31, 2013:

Debt		Aggregate Principal
Mortgage loans		$277,804
Company share of unconsolidated debt		329,199
Company share of unconsolidated debt subject to special servicer oversight		7,254
Total combined debt		$614,257

Equity	Shares/Units Outstanding	Market Value (1)
Common stock	46,303,321	$237,536
Operating partnership units (2)	12,537,431	64,317
Total common equity	58,840,752	$301,853
Total consolidated market capitalization		$579,657
Total combined market capitalization (3)		$916,110

(1)	Based on the closing price of $5.13 per share of TPGI common stock on March 31, 2013.

(2)	Includes operating partnership units and both vested and unvested incentive units as of March 31, 2013.

(3)	Includes TPGI's share of debt of unconsolidated real estate entities.

Thomas Properties Group, Inc.
Supplemental Financial Information
OTHER INFORMATION
Principal Corporate Office
Thomas Properties Group, Inc.
515 South Flower Street
Sixth Floor
Los Angeles, CA 90071
Phone: (213) 613-1900
Fax: (213) 633-4760
www.tpgre.com

The information contained on our website is not incorporated herein by reference and does not constitute a part of this supplemental financial information.

Investor Relations	Transfer Agent and Registrar	Stock Market Listing
Diana M. Laing	Computershare Trust Company	NASDAQ: TPGI
Chief Financial Officer	P.O. Box 43078
515 South Flower Street	Providence, RI 02940-3078
Sixth Floor	Phone: (781) 575-2879
Los Angeles, CA 90071
Phone: (213) 613-1900
E-mail: dlaing@tpgre.com
Board of Directors and Executive Officers

James A. Thomas	Chairman, President and CEO
John R. Sischo	Co-Chief Operating Officer and Director
Paul S. Rutter	Co-Chief Operating Officer and General Counsel
Randall L. Scott	Executive Vice President and Director
Thomas S. Ricci	Executive Vice President
Diana M. Laing	Chief Financial Officer and Secretary
Todd L. Merkle	Chief Investment Officer
Robert D. Morgan	Senior Vice President, Accounting and Administration
R. Bruce Andrews	Director
Bradley H. Carroll	Director
Edward D. Fox	Director
John L. Goolsby	Director
Winston H. Hickox	Director